SPECIAL MEETING OF SHAREHOLDER

                                       OF

                   PRINCIPAL PARTNERS MIDCAP GROWTH FUND, INC.

680 8th Street, Des Moines, Iowa          February 25, 2000          3:00 p.m.


         A special meeting of the shareholder of Principal Partners MidCap Growth Fund, Inc. (the "Corporation") was held at 680 8th Street, Des Moines, Iowa at 3:00 p.m. on February 25, 2000.

         The meeting was called to order by Mr. R. C. Eucher, who presided as chairman of the meeting. Ms. J. B.
Schustek acted as secretary of the meeting.  Also present was A. S. Filean.

         The Secretary reported that the only shareholder of the Corporation was Principal Life Insurance Company, the owner of 100% of the Class A Common Stock, 100% of the Class B Common Stock, 100% of the Class C Common Stock and 100% of the Class R Common Stock, that all such shares were represented by proxies held by Mr. Filean and that a quorum was present.

         The Chairman directed that the proxies be appended to the minutes of this meeting.

         The Chairman then stated that it would be in order to elect directors of the Corporation. Thereupon, Mr. Filean stated that on behalf of Principal Life Insurance Company he proposed to nominate and elect a slate of directors. Thereupon, the following resolution was duly adopted:

         "BE IT RESOLVED, That the following eight persons be, and they hereby are, elected to serve as directors of this Corporation until the next meeting of stockholders or until their respective successors are elected and qualified:

                  John E. Aschenbrenner                      Richard W.Gilbert
                  James D. Davis                             J. Barry Griswell
                  Ralph C. Eucher                            William C. Kimball
                  Pamela A. Ferguson                         Barbara A. Lukavsky

         The Chairman stated that it would be in order to consider ratification and approval of the Management Agreement between the Corporation and Principal Management Corporation in the form approved by the Corporation's Board of Directors. A copy of said agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Management Agreement between the Corporation and Principal Management Corporation, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated that it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Turner Investment Partners, Inc. in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Turner Investment Partners, Inc. which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman stated that it would be in order for the shareholders to consider approval of a proposal that would permit Principal Management Corporation to select and/or terminate sub-advisors for the Corporation after approval by the Board but without obtaining shareholder approval. He noted that, while the adoption of this resolution authorized the Corporation and Principal Management to hire and fire sub-advisors without obtaining shareholder approval, the Corporation may take advantage of that authorization only by observing the conditions outlined Principal Management's application to the SEC seeking relief from certain requirements of Section 15 of the Investment Company Act of 1940. The following resolution was duly adopted by the vote of all of the outstanding shares of the Common Stock of the Corporation:

         "BE IT RESOLVED, That Principal Management Corporation is hereby permitted to select and contract with sub-advisors after obtaining approval from the Board of Directors, without obtaining shareholder approval."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class A shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class A shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class A Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class B shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class B shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class B Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class C shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class C shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class C Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of the Distribution and Shareholder Service Plan and Agreement for Class R shares in the form adopted by the Corporation's Board of Directors pursuant to Rule 12b-1 of the Investment Company Act of 1940. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding Class R shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the Distribution and Shareholder Servicing Plan and Agreement for Class R Shares, which was adopted by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then informed the meeting that the Corporation's Board of Directors had selected Ernst & Young LLP as the independent public auditors for the Corporation. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the Corporation:

         "BE IT RESOLVED, That the selection by the Board of Directors, including a majority of the non-interested Directors thereof, of the firm of Ernst & Young LLP as the independent public auditors for the Corporation for the year ending October 31, 2000 be, and it hereby is, ratified and approved, subject to the right of the Corporation, by vote of a majority of the Corporation's outstanding voting securities at any meeting called for the purpose, to terminate such employment forthwith without any penalty."

         There being no further business, the meeting was adjourned.


                                          /s/ Jean B. Schustek
                                       ______________________________
                                          Secretary of the Meeting